AllianceBernstein
First Quarter 2007 Review
First Quarter 2007 Review
Gerald M. Lieberman
President & Chief Operating Officer
Lewis A. Sanders
Chairman & Chief Executive Officer
Any forecasts in this material may not be realized. Information or opinions should not be construed as investment advice.
April 25, 2007

AllianceBernstein
First Quarter 2007 Review
Forward-Looking Statements
In light of Regulation FD, management will be limited in responding to inquiries from investors or analysts in a non-public forum.
Introduction
Certain statements in this presentation and the accompanying oral remarks are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets; the investment performance we achieve for our clients; general economic conditions; future acquisitions; competitive conditions; and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006.  Any or all of the forward-looking statements that we make in Form 10-K, this presentation, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

The forward-looking statements we make in this presentation include estimated earnings guidance and related assumptions provided for full year 2007.  The earnings guidance is based on a number of assumptions, including, but not limited to, the following:  net inflows of client assets under management continuing at levels similar to recent rates, and equity and fixed income market returns at annual rates of 8% and 5%, respectively, for the balance of the year.  Net inflows of client assets are subject to domestic and international securities market conditions, competitive factors, and relative performance, each of which may have a negative effect on net inflows; capital market performance is inherently unpredictable.  In view of these factors, and particularly given the volatility of capital markets (and the effect of such volatility on performance fees and the value of investments in respect of incentive compensation) and the difficulty of predicting client asset inflows and outflows, our earnings estimates should not be relied on as predictions of actual performance, but only as estimates based on assumptions, which may or may not be correct.  There can be no assurance that we will be able to meet the investment and service goals and needs of our clients or that, even if we do, it will have a positive effect on the company’s financial performance.
Proprietary - For AllianceBernstein L.P. use only

AllianceBernstein
First Quarter 2007 Review

■

U.S. capital markets up modestly, with better performance outside the U.S.
■

Most equity services came in below benchmarks while fixed income modestly outperformed
■

AUM at March 31, 2007 - $742 billion
●

Strong inflows combined with market appreciation across all channels
■

Financial performance vs. 1Q06
●

AllianceBernstein (Operating)
➢

Net Revenues up 16.6% to $1.04 billion

➢

Operating Income up 19.4% to $286 million

➢

Net Income up 17.6% to $268 million

●

AllianceBernstein Holding distribution up 16.7% to $0.91 per Unit
AllianceBernstein - First Quarter Highlights
Proprietary - For AllianceBernstein L.P. use only

1Q 2007
4Q 2006
12 Months*
0.6%
6.7%
11.8%
1.2%
8.0%
16.8%
1.2%
5.9%
7.1%
1.5%
1.2%
6.6%
S&P 500
Russell 1000 Value
Russell 1000 Growth
Lehman Aggregate Bond

1

AllianceBernstein
First Quarter 2007 Review

*12 months ending March 31, 2007.
Source: MSCI (Morgan Stanley Capital International).
Market Performance - U.S.
Proprietary - For AllianceBernstein L.P. use only

1Q 2007
4Q 2006
12 Months*
2.5%
8.4%
15.4%
4.1%
10.4%
20.2%
2.3%
17.6%
20.7%
MSCI WORLD
MSCI EAFE
MSCI Emerging Markets

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AllianceBernstein
First Quarter 2007 Review

*12 months ending March 31, 2007.
Source: MSCI (Morgan Stanley Capital International).
Market Performance - Non-U.S.
Proprietary - For AllianceBernstein L.P. use only

AllianceBernstein
First Quarter 2007 Review

■

Value and Growth Equities generally underperformed
■

Fixed Income outperformed, with particular strength in certain retail services
Relative Performance Summary
Proprietary - For AllianceBernstein L.P. use only

Institutional Investments	Retail	Private Client	Total
Beginning of Period	**$ 455,069**	**$ 166,928**	**$ 94,898**	**$ 716,895**
Sales/New accounts	19,320	12,906	5,873	38,099
Redemptions/Terminations	(8,041)	(9,429)	(1,027)	(18,497)
Cash flow	(4,959)	187	(1,203)	(5,975)
Unreinvested dividends	-	(253)	(90)	(343)
Net inflows	**6,320**	**3,411**	**3,553**	**13,284**
Transfers[1]	(694)	-	694	-
Market appreciation	7,663	2,659	1,194	11,516
End of Period	**$ 468,358**	**$ 172,998**	**$ 100,339**	**$ 741,695**
% Total at end of period	*63.2%*	*23.3%*	*13.5%*	*100.0%*
% Change from beg of period	*2.9%*	*3.6%*	*5.7%*	*3.5%*

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AllianceBernstein
First Quarter 2007 Review

Three Months Ended March 31, 2007
$ Millions
Changes in Assets Under Management By Channel
Proprietary - For AllianceBernstein L.P. use only

Institutional Investments	Retail	Private Client	Total
Beginning of Period	**$ 389,917**	**$ 145,919**	**$ 81,739**	**$ 617,575**
Sales/New accounts	61,948	46,042	16,348	124,338
Redemptions/Terminations	(23,865)	(33,066)	(3,216)	(60,147)
Cash flow	(10,078)	(26)	(3,431)	(13,535)
Unreinvested dividends	(1)	(1,111)	(464)	(1,576)
Net inflows	**28,004**	**11,839**	**9,237**	**49,080**
Acquisition (1)	321	92	-	413
Transfers (2)	(694)	-	694	-
Market appreciation	50,810	15,148	8,669	74,627
End of Period	**$ 468,358**	**$ 172,998**	**$ 100,339**	**$ 741,695**
% Total at end of period	*63.2%*	*23.3%*	*13.5%*	*100.0%*
% Change from beg of period	*20.1%*	*18.6%*	*22.8%*	*20.1%*

(1) Hong Kong joint venture interest.

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AllianceBernstein
First Quarter 2007 Review

Twelve Months Ended March 31, 2007
$ Millions
Changes in Assets Under Management By Channel
Proprietary - For AllianceBernstein L.P. use only

Value Equity	Growth Equity	Fixed Income	Index/ Structured	Total
Beginning of Period	**$ 335,474**	**$ 174,091**	**$ 176,974**	**$ 30,356**	**$ 716,895**
Sales/New accounts	20,074	8,065	9,843	117	38,099
Redemptions/Terminations	(6,605)	(7,472)	(4,192)	(228)	(18,497)
Cash flow	(2,610)	(1,965)	(1,406)	6	(5,975)
Unreinvested dividends	-	-	(343)	-	(343)
Net inflows/(outflows)	**10,859**	**(1,372)**	**3,902**	**(105)**	**13,284**
Market appreciation	5,831	3,186	2,086	413	11,516
End of Period (1)	**$ 352,164**	**$ 175,905**	**$ 182,962**	**$ 30,664**	**$ 741,695**
% Total at end of period	*47.5%*	*23.7%*	*24.7%*	*4.1%*	*100.0%*
% Change from beg of period	*5.0%*	*1.0%*	*3.4%*	*1.0%*	*3.5%*

(1) Approximately $145 billion in Blend Strategies AUM are reported in their respective services.

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AllianceBernstein
First Quarter 2007 Review

Three Months Ended March 31, 2007
$ Millions
Changes in Assets Under Management By Investment Service
Proprietary - For AllianceBernstein L.P. use only

Value Equity	Growth Equity	Fixed Income	Index/ Structured	Total
Beginning of Period	**$ 263,004**	**$ 159,434**	**$ 164,357**	**$ 30,780**	**$ 617,575**
Sales/New accounts	63,891	31,558	27,951	938	124,338
Redemptions/Terminations	(19,322)	(20,801)	(16,774)	(3,250)	(60,147)
Cash flow	(7,438)	(4,185)	(698)	(1,214)	(13,535)
Unreinvested dividends	(187)	(47)	(1,342)	-	(1,576)
Net inflows/(outflows)	**36,944**	**6,525**	**9,137**	**(3,526)**	**49,080**
Acquisition (1)	29	335	49	-	413
Transfer (2)	803	(803)	-	-	-
Market appreciation	51,384	10,414	9,419	3,410	74,627
End of Period (3)	**$ 352,164**	**$ 175,905**	**$ 182,962**	**$ 30,664**	**$ 741,695**
% Total at end of period	*47.5%*	*23.7%*	*24.7%*	*4.1%*	*100.0%*
% Change from beg of period	*33.9%*	*10.3%*	*11.3%*	*-0.4%*	*20.1%*

(1) Hong Kong joint venture interest.
(2) Transfers of Real Estate assets from Growth to Value.
(3) Approximately $145 billion in Blend Strategies AUM are reported in their respective services.

I

AllianceBernstein
First Quarter 2007 Review

Twelve Months Ended March 31, 2007
$ Millions
Changes in Assets Under Management By Investment Service
Proprietary - For AllianceBernstein L.P. use only

($ Billions)	Ended March 31, 2007 3 months	12 months
Beginning AUM	**$ 455**	**$ 390**
Net Flows	6	28
Transfers [1]	(1)	(1)
Market appreciation	8	51
Ending AUM	**$ 468**	**$ 468**
% Total	*63.2%*	*63.2%*
% Change	*2.9%*	*20.1%*

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AllianceBernstein
First Quarter 2007 Review

■

Value Equity and Blend Strategies
    services generated bulk of new
    assets - approximately 64%
■

Fixed Income services accounted for
   nearly one-third of new assets
■

Global & International services
    comprised approximately 79% of all
    new assets
■

Pipeline of won but unfunded new
    mandates remains substantial
(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.
Institutional Investments — First Quarter Highlights
Proprietary - For AllianceBernstein L.P. use only

($ Billions)	Ended March 31, 2007 3 months		12 months	
Beginning AUM	**$**	**167**	**$**	**146**
Net Flows		3		12
Market appreciation		3		15
Ending AUM	**$**	**173**	**$**	**173**
% Total		*23.3%*		*23.3%*
% Change		*3.6%*		*18.6%*

1

AllianceBernstein
First Quarter 2007 Review

■

Positive net inflows for seventh
    consecutive quarter
■

Significant year-over-year
    increases in U.S. Fund sales (gross
    and net) and market share; offset
    by lower non-U.S. sales
■

Wealth Strategies reached $10
    billion AUM milestone
Retail — First Quarter Highlights
Proprietary - For AllianceBernstein L.P. use only

($ Billions)	Ended March 31, 2007 3 months	12 months
Beginning AUM	**$ 95**	**$ 82**
Net Flows	3	9
Transfers [(1)]	1	1
Market appreciation	1	8
Ending AUM	**$ 100**	**$ 100**
% Total	*13.5%*	*13.5%*
% Change	*5.7%*	*22.8%*

AllianceBernstein
First Quarter 2007 Review

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.
Private Client — First Quarter Highlights
■

Gross and Net inflows set new
    records for 3 and 12 month
    periods
■

Net inflows up 33% versus 1Q06
    and 31% versus twelve months
    ended 3/31/2006
■

Financial Advisor headcount
    increased to 315 - up 5.7% from
    December 2006 and 15.8% from
    March 2006
Proprietary - For AllianceBernstein L.P. use only

AllianceBernstein
First Quarter 2007 Review

■

Revenue of $99 million second strongest quarter ever
■

Revenue up 3.3% versus the year ago quarter, driven entirely by our European business, and up 11.5% sequentially
■

U.S. business up sequentially, but down slightly versus a strong 1Q06
■

Continue to invest in Europe:
●

Number of publishing analysts increased to 16 from 9 in 1Q06
●

Algorithmic trading platform remains on track for client rollout in second half 2007
Institutional Research Services — First Quarter Highlights
Proprietary - For AllianceBernstein L.P. use only

U.S.
$470
63%
Non-
U.S.
$272
37%
U.S.
$328
44%
Global
& Int'l
$414
56%
U.S.
$420
68%
Non-
U.S.
$198
32%
U.S.
$325
53%
Global
& Int'l
$293
47%

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AllianceBernstein
First Quarter 2007 Review

by Client Domicile
by Investment Service
$ Billions
Non-U.S.
  up 38%
Global &
Int’l
up 41%
Total AUM at
March 31, 2007
$742 Billion
Total AUM at
March 31, 2006
$618 Billion
Total AUM
up 20%
Growth in Global Assets
Proprietary - For AllianceBernstein L.P. use only

Growth
Equities
$107
Growth
Component
$69
Fixed
Income
$183
Value
Component
$71
Value
Equities
$281

U.S.
Blend
$39
27%
Global &
Int'l
Blend
$106
73%

1

AllianceBernstein
First Quarter 2007 Review
 (1)
   Blend
Strategies
Index/Structured
$31
Assets Under Management by
Investment Service
$742 Billion
Blend Strategies AUM
$145 Billion
(+40% vs. 03/31/06)
(1) Includes approximately $5 billion of Blend Fixed Income AUM.
25%
38%
10%
9%
14%
4%
(1)
$ Billions
Growth in Blend Strategies Assets
Proprietary - For AllianceBernstein L.P. use only

$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$3.0
$3.6
$4.8
$7.2
$8.9
2003
2004
2005
2006
1Q07

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AllianceBernstein
First Quarter 2007 Review

Assets Under Management
$ Billions
+35%
+18%
+50%
The information in this display is provided solely for use in connection with this presentation and is not directed towards existing or potential hedge
+23%*
*Growth in Hedge Fund AUM from 12/31/2006 to 3/31/2007; data does not include Venture Capital Fund AUM
Hedge Fund AUM Growing Rapidly
fund investors or investment advisory clients of AllianceBernstein.
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Percent Change	
Revenues:				
Advisory Fees	$ 775	$ 627	23.7%	■ Higher AUM
Distribution	112	103	9.1%	■ Higher average mutual fund AUM
Institutional Research Services	99	96	3.3%	■ Higher London-based revenues
Dividend and Interest Income	68	55	23.5%	■ Increased equity loan activity and brokerage balances
Other [(1)]	44	60	-27.4%	■ Lower MTM gains on deferred compensation investments
Total Revenues	**1,098**	**941**	**16.8%**	
Less: Interest Expense	54	45	20.8%	■ Increased equity loan activity and brokerage balances
Net Revenues	**$ 1,044**	**$ 896**	**16.6%**	

I

AllianceBernstein
First Quarter 2007 Review

(1)

 Includes Shareholder Servicing, Investment Gains (Losses) and Other Revenues.
NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.
$ Millions
AllianceBernstein First Quarter Revenues
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Percent Change	
Ending AUM ($ Billions)	**$ 742**	**$ 618**	**20.1%**	
Average AUM ($ Billions)	**$ 727**	**$ 603**	**20.6%**	
By Fee Type ($ Millions):				
Base Fees	$ 758	$ 614	23.5%	■ Higher AUM and favorable mix
Performance Fees	17	13	34.9%	■ Primarily long-only services
Total	**$ 775**	**$ 627**	**23.7%**	
By Channel ($ Millions):				
Institutional Investments	$ 339	$ 265	27.6%	■ Higher average AUM and favorable mix
Retail	220	187	18.2%	■ Higher average AUM
Private Client	216	175	23.8%	■ Higher AUM
Total	**$ 775**	**$ 627**	**23.7%**	

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AllianceBernstein
First Quarter 2007 Review

NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.

AllianceBernstein First Quarter Advisory Fees
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Percent Change	
Employee Comp & Benefits	$ 441	$ 370	18.9%	■ Higher base, incentive and commission compensation
Promotion & Servicing	161	146	10.0%	■ Higher distribution plan payments and travel expenses
General & Administrative	144	127	13.6%	■ - Increased global infrastructure - Unusually high employee-related legal expenses - Class action processing true-up - Lower litigation expenses
Interest	7	8	0.7%	
Amortization of Intangibles	5	5	0.1%	
Total	**$ 758**	**$ 656**	**15.6%**	

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AllianceBernstein
First Quarter 2007 Review

NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.
$ Millions
AllianceBernstein First Quarter Operating Expenses
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Percent Change	
Base Compensation	$ 111	$ 90	23.9%	■ 13.2% higher headcount, merit increases and severance
Incentive Compensation	183	157	16.0%	■ Higher cash bonus estimates and deferred compensation amortization
Commissions	107	87	22.3%	■ New business across all channels
Fringes & Other	40	36	11.2%	
Total	**$ 441**	**$ 370**	**18.9%**

AllianceBernstein
First Quarter 2007 Review

NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.
$ Millions
AllianceBernstein First Quarter Compensation & Benefits
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Change	
Net Revenues	$ 1,044	$ 896	16.6%	
Expenses	758	656	15.6%	
Operating Income	286	240	19.4%	
Non-Operating Income	4	3	21.7%	
Income before Taxes	290	243	19.5%	
Income Taxes	22	15	46.1%	■ Higher effective rate
Net Income	**$ 268**	**$ 228**	**17.6%**	
Operating Margin (1)	27.4%	26.8%		

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AllianceBernstein
First Quarter 2007 Review

(1) Operating Income as a percentage of net revenues.
NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.
$ Millions
AllianceBernstein First Quarter Net Income
Proprietary - For AllianceBernstein L.P. use only

1Q 2007	1Q 2006	Percent Change
AllianceBernstein:			
Net Income	$ 268	$ 228	17.6%
Weighted Average Equity Ownership Interest	32.8%	32.1%	
AllianceBernstein Holding:			
Equity in Earnings	$ 88	$ 73	20.1%
Income Taxes	9	7	22.4%
Net Income	$ 79	$ 66	19.8%
Diluted Net Income Per Unit	$ 0.91	$ 0.78	16.7%
Distributions Per Unit	$ 0.91	$ 0.78	16.7%

1

AllianceBernstein
First Quarter 2007 Review

NOTE: Percentages are calculated using revenues and expenses rounded to the nearest thousand.
$ Millions (except per unit amounts)
AllianceBernstein Holding Financial Results
Proprietary - For AllianceBernstein L.P. use only

AllianceBernstein
First Quarter 2007 Review

■

Delivered good results despite turbulent capital markets throughout much of the first quarter
■

Strong organic growth in all channels
■

AUM continued to become increasingly global, as Global and International services and
   non-U.S. client assets grew at faster rates than total AUM
■

Full year 2007 earnings guidance estimate of approximately $4.65 - $5.00 per Unit at the holding company level
●

Fourth quarter will account for a disproportionate share of full year earnings
AllianceBernstein - 1Q07 Earnings Conference Call Summary
Proprietary - For AllianceBernstein L.P. use only

Q&A

Appendix

1Q 07	One Year	Annualized Three Years	Cumulative Three Years
S&P 500	0.6	11.8	10.1	33.3
Russell 1000 Growth	1.2	7.1	7.0	22.5
Russell 1000 Value	1.2	16.8	14.4	49.8
MSCI Emerging Markets	2.3	20.7	27.5	107.5
MSCI EAFE	4.1	20.2	19.8	72.1
MSCI World	2.5	15.4	14.6	50.6
Lehman Aggregate Bond	1.5	6.6	3.3	10.2

Returns in % through March 31, 2007.

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AllianceBernstein
First Quarter 2007 Review

Market Environment
Proprietary - For AllianceBernstein L.P. use only

Institutional Equity Composites vs. Benchmarks

	Int'l Lg Cap Growth [2]	Global Research Growth [3]	U.S. Large Cap Growth [4]	U.S. Growth [5]	U.S. Mid Cap Growth [6]	U.S. Small Cap Growth [7]	Emerging Markets Growth [8]
1Q 07	(1.1)	(0.6)	(0.4)	0.4	(1.9)	1.7	1.3
One Year	(5.1)	(5.7)	(6.5)	(6.5)	(15.0)	(1.7)	(2.0)
Three Years	(0.1)	0.1	0.9	(0.4)	(5.8)	0.8	1.4
Five Years	(0.1)	0.7	(0.4)	2.3	1.1	0.3	3.6
10 Years	2.4	3.6	2.0	1.8	N/A	3.3	3.8

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of composites is presented after investment management fees (2) vs. MSCI EAFE Growth (net) (3) vs. MSCI World (net) (4) vs. Russell 1000 Growth
(5) vs. Russell 3000 (6) vs. Russell Mid Cap Growth (7) vs. Russell 2000 Growth (8) vs. MSCI Emerging Markets Growth
Composite and benchmark data through 3/31/07. Performance is preliminary.

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AllianceBernstein
First Quarter 2007 Review

 (1)

Relative Performance: Institutional Growth Equity (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Institutional Equity Composites vs. Benchmarks

	U.S. Diversified Value (2)	U.S. Strategic Value (3)	U.S. Strategic Value (4)	International Value (5)	Global Value (6)	Emerging Markets Value (7)
1Q 07	(0.9)	(0.5)	(1.1)	(1.6)	(1.7)	1.2
One Year	(0.6)	4.0	(1.0)	(0.5)	3.2	(3.3)
Three Years	(1.5)	3.0	(1.4)	4.5	5.1	4.0
Five Years	(0.1)	3.2	(0.8)	5.6	5.5	7.1
10 Years	N/A	2.1	(0.6)	N/A	3.6	3.4

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of composites is presented after investment management fees (2) vs. Russell 1000 Value (3) vs. S&P 500 (4) vs. Russell 1000 Value (5) vs. MSCI EAFE (Cap, UH) (6) vs. MSCI World (Cap, UH) (7) vs. MSCI Emerging Markets.
Composite and benchmark data through 3/31/07. Performance is preliminary.

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AllianceBernstein
First Quarter 2007 Review

Relative Performance: Institutional Value Equity (After Fees)
 (1)
Proprietary - For AllianceBernstein L.P. use only

Blend Strategies Equity Composites vs. Benchmarks

	Global Blend Strategies (2)	International Blend Strategies (3)	U.S. Blend Strategies (4)	Emerging Markets Blend Strategies (5)
1Q 07	(1.2)	(0.9)	(0.3)	1.0
One Year	(1.5)	(4.4)	(4.1)	(3.1)
Three Years	2.4	(0.2)	(0.3)	1.5
Since Inception	2.3	1.1	(0.1)	4.0

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of composites is presented after investment management fees (2) Global Blend Strategies (6/30/03) vs. MSCI World for Global products
(3) Int'l Blend Strategies (12/31/01) vs. MSCI EAFE (4) U.S. Blend Strategies (12/31/01) vs. S&P 500 (5) EM Blend Strategies (12/31/01) vs. MSCI EM
Composite and benchmark data through 3/31/07. Performance is preliminary.

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AllianceBernstein
First Quarter 2007 Review

 (1)

Relative Performance: Blend Strategies Services (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Institutional Fixed Income Composites vs. Benchmarks

	Strategic Core Plus (2)	Emerging Mkt. Debt (3)	Corp Bonds (4)	Low Duration (5)	Global Plus (6)
1Q 07	0.2	0.3	0.0	0.1	0.0
One Year	0.4	1.7	0.4	0.3	0.3
Three Years	0.5	0.7	0.3	0.3	0.5
Five Years	0.7	2.2	0.4	0.3	0.3
10 Years	N/A	2.6	0.3	0.1	N/A

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein. (1) Investment performance of composites is presented after investment management fees. (2) vs. 90% Lehman Universal Index/10% S&P/Citigroup Non-US WGBI (Hedged) (3) vs. JPM EMBI+ (to 3/31/04) JPM EMBI Global (4/1/04-Present) (4) vs. Custom Corporate Index (5) vs. Merrill Lynch U.S. Treasury (1-3 Years) (6) vs. Lehman Global Aggregate Bond Index (Unhedged) Composite and benchmark data through 3/31/07. Performance is preliminary.

1

AllianceBernstein
First Quarter 2007 Review

 (1)
Relative Performance: Institutional Fixed Income (After Fees)
Proprietary - For AllianceBernstein L.P. use only

1Q 07	Annualized		
		1 Year	3 Year	5 Year
Fully Diversified Simulation (2)	1.5	9.0	10.2	9.0
S&P 500	0.6	11.8	10.1	6.3

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of composites is presented after investment management fees (2) The Bernstein Fully Diversified Portfolio is a simulation composed of specific proportions of each of the products that follow, which joined the simulation as of the following dates:
Strategic Value: 1/1/83; Strategic Growth: 1/1/83 (ACM Large Cap Growth used as a proxy for Strategic Growth through 1/1/01; Strategic Growth used thereafter); Intermediate Municipal Bond Composite: 1/1/83; Bernstein Tax-Managed International Fund: 7/1/92; Emerging Markets Fund: 1/1/96; AllianceBernstein Institutional REIT Fund: 7/1/01.
The portfolio is rebalanced quarterly. Simulated performance results have certain inherent limitations. The results may not reflect the impact that certain material economic and market factors might have had on actual decision making if they were reflective of a managed account.
No representation is being made that any account will, or is likely to, achieve profits or losses similar to those described herein.
Source: AllianceBernstein and S&P Mutual Fund, Composite and S&P performance through 3/31/07. Performance is preliminary.

I

AllianceBernstein
First Quarter 2007 Review

 (1)
Absolute Performance: Private Client (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Retail Mutual Funds vs. Lipper Averages

	U.S. Strategic Research Equity [2]	U.S. Large Cap Growth [3]	U.S. Growth [4]	U.S. Mid Cap Growth [5]	Global Research Growth [6]
1Q 07	(0.1)	(0.5)	(0.7)	(2.3)	(0.2)
One Year	(11.8)	(4.3)	(6.2)	(12.1)	(2.3)
Three Years	(0.9)	0.5	(3.5)	(4.3)	0.9
Five Years	2.1	(1.1)	(1.0)	1.8	N/A
10 Years	2.5	(1.0)	(3.2)	(3.0)	N/A

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of mutual funds is presented after investment management fees (2) vs. S&P 500; represents Regent separately managed account service (3) vs. Large Cap Growth average; formerly named Premier Growth (4) vs. Multi Cap Growth average (5) vs. Mid Cap Growth average (6) vs. Global Large Cap Growth Equity average; formerly named Global Growth Trends Net performance is inclusive of the investment management fee only; it does not include the total management fee typically associated with a managed account that may range from 2.0 - 3.0% which includes transaction costs, custodial services and investment advisory fees.
Source: AllianceBernstein, Lipper, and S&P Mutual fund performance and Lipper data through 3/31/07.

I

AllianceBernstein
First Quarter 2007 Review

 (1)
Relative Performance: Retail Growth Equity (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Retail Mutual Funds vs. Lipper Averages

	Int'l Value (2)	Growth & Income (3)	U.S. Small/Mid Cap Value (4)	U.S. Value (5)	Global Value (6)
1Q 07	(1.3)	0.5	2.8	(0.6)	(1.7)
One Year	1.5	0.6	0.2	1.6	0.0
Three Years	3.4	(1.7)	(0.5)	0.5	1.1
Five Years	5.0	(1.9)	0.8	1.5	(0.1)
10 Years	N/A	1.2	N/A	N/A	N/A

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of mutual funds is presented after investment management fees (2) vs. International Large Cap Value average; (3) vs. Large Cap Value average (4) vs. Mid Cap Value average
(5) vs. Large Cap Value average; if compared to Muti Cap Value average, 1st quarter would be (1.32), 1-yr would be 2.45, 3-yr would be 0.05 and 5-yr would be 0.50 (6) vs. Global Multi Value average
Source: AllianceBernstein and Lipper Mutual Fund performance and Lipper data through 3/31/07.

1

AllianceBernstein
First Quarter 2007 Review

 (1)
Relative Performance: Retail Value Equity (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Retail Fixed Income Funds vs. Peer Group Averages

	Global High Yield Portfolio [(2)]	American Income Portfolio [(3)]	Global Gov't Income [(4)]
1Q 07	0.3	0.4	0.9
One Year	(2.3)	2.3	2.3
Three Years	2.9	3.2	3.3
Five Years	0.7	3.8	2.5
10 Years	N/A	1.9	4.2

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.
(1) Investment performance of mutual funds is presented after investment management fees (2) vs. Micropal Fixed Income Global High Yield Peers (3) vs. Micropal Fixed Income USD Peers (4) vs. Global Income Funds average
Source: AllianceBernstein and Lipper Composite and benchmark data through 3/31/07. Performance is preliminary.

I

AllianceBernstein
First Quarter 2007 Review

 (1)
Relative Performance: Retail Fixed Income (After Fees)
Proprietary - For AllianceBernstein L.P. use only

Retail Mutual Funds vs. Morningstar Averages

	Wealth Preservation [2]	Balanced Wealth [3]	Wealth Appreciation [4]
1Q 07	0.7	0.8	1.5
One Year	1.5	2.1	2.2
Since Inception [5]	1.4	2.2	3.6

NOTE: The information in this table is provided solely for use in connection with this presentation, and is not directed toward existing or potential investment advisory clients of AllianceBernstein.

(1) Investment performance of mutual funds is presented after investment management fees (2) vs. Conservative Allocation average (3) vs. Moderate Allocation average (4) vs. Large Blend average (5) Inception date: 9/2/03

Source: AllianceBernstein and Morningstar Mutual fund performance and Morningstar data through 3/31/07.

I

AllianceBernstein
First Quarter 2007 Review

 (1)
Relative Performance: Wealth Strategies (After Fees)
Proprietary - For AllianceBernstein L.P. use only

U.S. Strategic Value	31-Dec-73	+ 2.6 %
U.S. Diversified Value	30-Jun-86	+ 1.1
Global Value	30-Sep-95	+ 3.5
Emerging Markets Value	31-Dec-95	+ 3.2
European Value	30-Jun-97	+ 2.7
Canadian Value	31-Dec-97	+ 4.5
Global Diversified Value	31-Mar-98	+ 2.7
International Value (EAFE)	30-Sep-99	+ 5.4
U.K. Value	30-Jun-00	+ 3.9
International Diversified Value	30-Sep-00	+ 5.0
U.S. Small/Mid Cap Value	31-Dec-00	+ 5.7
International Strategic Value	31-Mar-01	+ 7.6
Global Strategic Value	30-Apr-01	+ 8.3
Japan Strategic Value	31-Mar-02	+ 7.8
Australian Value	30-Jun-03	+ 2.4

U.S. Style Blend	31-Dec-01	0.0 %
International Style Blend	31-Dec-01	+ 1.1
Emerging Markets Style Blend	31-Dec-01	+ 4.0
Global Style Blend	30-Jun-03	+ 2.3

U.S. Growth	31-Dec-70	+ 1.8 %
U.S. Small Cap Growth	31-Dec-70	+ 2.9
U.S. Large Cap Growth	31-Dec-77	+ 2.8
U.S. Disciplined Growth	31-Dec-87	- 0.1
International Large Cap Growth	31-Dec-90	0.2
Japan Growth	30-Sep-91	+ 3.1
Emerging Markets Growth	30-Sep-91	+ 1.9
Global Research Growth	31-Dec-91	+ 4.3
European Concentrated Growth	30-Jun-98	- 1.8
U.S. Mid Cap Growth	31-Mar-99	+ 2.8
Australian Growth	30-Jun-00	- 1.2
U.K. Growth	31-Dec-04	- 0.4

Global Fixed Income	30-Jun-86	+ 0.3 %
U.S. High Yield	31-Dec-86	- 0.7
U.S. Investment-Grade Corporates	31-Dec-91	+ 0.4
U.S. Short Duration	31-Mar-92	+ 0.2
Emerging-Market Debt	30-Jun-94	+ 3.0
U.S. Core Mortgage	31-Dec-94	+ 0.1
U.S. Low Duration	31-Dec-95	+ 0.1
Europe Core Plus	31-Mar-99	- 1.4
Japan Credit	30-Sep-00	+ 0.0
Global-Plus Fixed Income	30-Jun-01	+ 0.4
U.S. Strategic Core Plus	30-Jun-01	+ 0.6
Canadian Core Plus Advanced	30-Sep-02	+ 3.4

AllianceBernstein
First Quarter 2007 Review

Bernstein Value Equities
Inception
Date
  Inception-
Mar 2007
Alliance Growth Equities
Inception
Date
AllianceBernstein. Past performance is no guarantee of future results. Source: Bloomberg, Citigroup, FTSE, JPMorgan Chase, Lehman Brothers,
Merrill Lynch, MSCI, Nomura, Russell Investment Group, Scotia Capital, S&P, TOPIX, and AllianceBernstein.
AllianceBernstein Style Blend
AllianceBernstein Fixed Income
Net-of-Fee Annualized Relative Performance Premiums
  Inception-
Mar 2007
Investment Performance: Delivering Results for Clients
Proprietary - For AllianceBernstein L.P. use only

3/31/07	12/31/06
Assets		
Cash and investments	$ 1,320,132	$ 1,236,311
Cash and securities, segregated	1,868,566	1,863,957
Receivables, net	3,628,008	3,488,278
Goodwill, net	2,893,029	2,893,029
Intangible assets, net	279,746	284,925
Deferred sales commissions, net	196,396	194,950
Other (incl. furniture & equipment)	719,757	639,655
Total Assets	**$ 10,905,634**	**$ 10,601,105**
Liabilities and Partners' Capital		
Liabilites:		
Payables	$ 5,019,769	$ 4,916,671
Accounts payable and accrued expenses	340,802	333,007
Accrued compensation and benefits	493,730	392,014
Debt	503,594	334,901
Minority interest in consolidated subsidiaries	109,219	53,515
Total Liabilities	6,467,114	6,030,108
Partners' Capital	4,438,520	4,570,997
Total Liabilities and Partners' Capital	**$ 10,905,634**	**$ 10,601,105**

I

AllianceBernstein
First Quarter 2007 Review

In $ Thousands, Unaudited
AllianceBernstein Consolidated Balance Sheet
Proprietary - For AllianceBernstein L.P. use only

Three Months Ended	
	3/31/07	3/31/06
Cash Flows From Operating Activities:		
Net income	$ 267,701	$ 227,573
Non-cash items:		
Amortization and depreciation:		
Amortization of deferred sales commissions	24,716	26,381
Amortization of deferred compensation	12,558	11,934
Depreciation and other amortization	26,924	17,846
Other, net	(7,519)	(22,714)
Changes in assets and liabilities	(86,575)	143,525
Net cash provided by operating activities	**237,805**	**404,545**
Cash Flows From Investing Activities:		
Purchases of investments	(15,699)	(32,874)
Proceeds from sales of investments	21,487	252
Additions to furniture, equipment and leaseholds	(26,921)	(20,922)
Net cash used in investing activities	**(21,133)**	**(53,544)**
Cash Flows From Financing Activities:		
Issuance of commercial paper, net	161,446	38,068
Cash distributions to general partner and unitholders	(419,093)	(290,776)
Other	4,260	24,507
Net cash used in financing activities	**(253,387)**	**(228,201)**
Effect of exchange rate change on cash and cash equivalents	1,222	(1,013)
Net (decrease) increase in cash and cash equivalents	(35,493)	121,787
Cash and cash equivalents at the beginning of period	692,658	654,168
Cash and cash equivalents at the end of period	**$ 657,165**	**$ 775,955**

I

AllianceBernstein
First Quarter 2007 Review

In $ Thousands, Unaudited
AllianceBernstein Consolidated Statement of Cash Flows
Proprietary - For AllianceBernstein L.P. use only

AllianceBernstein
First Quarter 2007 Review

AllianceBernstein® and the AB AllianceBernstein Logo are trademarks and service marks owned by AllianceBernstein L.P.

Propietary - For AllianceBernstein L.P. use only